Exhibit 99.01

Investor Contact: Market Street Partners (415) 445-3238 ir@merunetworks.com	Media Contact: Kelli Tejada Eastwick (415) 271-9820 kelli@eastwick.com

Meru Networks Appoints Bami Bastani New President and CEO

Accomplished Executive to Drive Meru’s Continued Growth, Technology Leadership, Global Expansion, and Development of High-Performance, Knowledge-Based Organization

SUNNYVALE, Calif., March 21, 2012 – Meru Networks, Inc., (NASDAQ:MERU), the leader in virtualized 802.11 enterprise wireless networking, today announced that its board of directors has appointed Bami Bastani, Ph. D., as president and CEO, effective immediately. Dr. Bastani, who will also be joining the board of directors, is tasked with leading Meru to the next level in its corporate evolution by focusing the company and its next-generation virtualized wireless LAN solutions on technology leadership, revenue growth, global expansion, and the development of a high-performance, knowledge-based organization that is optimized to capture a large share of the multi-billion dollar wireless networking market.

“The wireless LAN market is conservatively expected to grow at a CAGR of 36% over the period of 2011-2014*,” commented Barry A. Newman, vice chairman of the board of directors and member of the CEO search team. “The board was extremely selective as we searched for an executive who can take advantage of the tremendous growth opportunity in the marketplace today. We are very excited to welcome Dr. Bastani to Meru. He was chosen for his distinguished track record of executive leadership in both public and private companies as well as his proven ability to build highly effective organizations. Dr. Bastani has demonstrated an ability to drive shareholder value in competitive market segments and he brings experience driving technology excellence and global growth.”

Harry Copperman, Meru board member and CEO search committee participant added, “We were fortunate to have an exceptional field of candidates to choose from as our search attracted some of the best and the brightest in technology. We see this as a testament to the opportunity at Meru. We are confident that our appointment of Dr. Bastani brings the right mix of talent and leadership to the company and we are delighted that he is joining Meru.”

Dr. Bastani has served as the president and CEO as well as in board of director positions in the mobility, consumer, and broadband markets. These include president and CEO roles at Trident Microsystems, Inc., and Anadigics, Inc. Dr. Bastani also served in executive positions at Fujitsu Microelectronics, National Semiconductor and Intel Corporation. Bastani is recognized by the American Electronics Association

(AeA) now TechAmerica where he is listed in the association’s New Jersey High-Tech CEO Hall of Fame. He’s an accomplished spokesperson who frequently shares his business perspectives online, on television and in print. He holds a Ph.D. in Solid State Electronics from the Ohio State University where holds the Distinguished Alumni Award, a University Fellow, and serves on the ECE Advisory board. He also holds a B.S. E. E. from the University of Arkansas and holds three U.S. patents.

Dr. Bastani commented, “I am happy to be joining Meru at such an exciting time. As global adoption of wireless devices continues to stress wireless infrastructure, wireless LAN solutions increasingly take center stage for IT departments, providing high growth opportunity. Meru’s differentiated Virtual Cell single channel wireless technologies provide simple and effective solutions where ease of installation and operation, reliability, scalability, density, and quality of service challenges of BYOD (bring your own device) must be met head on now. This is the opportunity that I aim to capitalize on for Meru shareholders, employees and partners. I look forward to working with the Meru executive team, board of directors and employees to grow the company to its highest potential.”

In connection with the appointment of Dr. Bastani as Meru’s new president and CEO, the compensation committee of Meru’s board of directors awarded Dr. Bastani a non-qualified stock option to purchase 600,000 shares of Meru’s common stock and 100,000 restricted stock units (RSUs) pursuant to Meru’s 2012 Equity Inducement Plan, which is a non-stockholder approved plan. This stock option was granted to Dr. Bastani on March 21, 2012 and has an exercise price equal to the closing price of Meru’s common stock on the NASDAQ Global Market on such date. Dr. Bastani’s RSUs will vest according to the following schedule: (i) 10,000 shares vesting on December 31, 2012; (ii) 17,500 shares vesting on December 31, 2013; and (iii) 22,500 shares vesting on December 31, 2014; and the remaining half of which will vest based on the following performance criteria: (x) 10,000 Stock Units/shares vesting on achievement of the performance criteria generally applicable for executive officer performance-based option grants made in 2010 (for performance in the year ended December 31, 2012); (y) 17,500 Stock Units/shares vesting on achievement of the performance criteria generally applicable for executive officer RSU grants made in 2011 (for performance in the year ended December 31, 2013); and (z) 22,500 Stock Units/shares vesting on achievement of the performance criteria generally applicable for executive officer RSU grants made in 2012 (for performance in the year ended December 31, 2014). These options and RSUs were granted as an inducement material to Dr. Bastani’s employment in accordance NASDAQ listing Rule 5635(c)(4).

The company will hold a conference call today at 3:00 p.m. Pacific Daylight Time (6:00 p.m. Eastern) to review today’s announcement. To join the live call, please dial (877) 852-2926 (domestic) and (253) 237-1123 (international) and reference conference ID 64712806.

A telephone replay will be available two hours following the conclusion of the call for a period of 7 days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 64712806. The live and archived webcast will also be available at the investor relations section of Meru’s website at

http://investors.merunetworks.com.

About Meru Networks

Meru Networks (NASDAQ: MERU) designs, develops, and distributes virtualized wireless LAN solutions that provide enterprises with the performance, reliability, predictability and operational simplicity of a wired network with the advantages of mobility. Meru’s innovative network-in-control architecture virtualizes wireless access and produces an intelligent, self-monitoring WLAN. Moving to Meru lets enterprises migrate business-critical applications from wired networks to an all-wireless network able to handle the diversity and density of mobile communication devices. Meru’s unique “network-in-control” wireless architecture is used by all major vertical industries including Fortune 500 businesses, health care, education, retail, manufacturing, hospitality, and government. Founded in 2002, Meru is headquartered in Sunnyvale, Calif., and operates worldwide. Visit www.merunetworks.com or call (408) 215-5300 for more information.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including but not limited to statements regarding Dr. Bastani’s ability to lead the company to the next level in its corporate evolution by focusing the company and its products and solutions on technology leadership, revenue growth, global expansion, and the development of a high-performance, knowledge based organization that is optimized to capture a large share of the wireless networking market, the ability to drive shareholder value in competitive market segments, and driving technical excellence and global growth, and the ability to grow the company to its highest potential; and expectations regarding growth of the wireless LAN market. These forward-looking statements involve risks and uncertainties, including the risk that the market for Meru’s solutions may not grow as the company expects; risks that Meru will not be able to execute on plans to expand its customer base worldwide, grow its revenue, develop a rich pipeline of new products and grow the company to its highest potential; and the other risks and uncertainties described under the caption “Risk Factors” in Meru Networks’ annual report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 15, 2012, as well as additional reports filed with the Securities and Exchange Commission. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial conditions, results of operations, business strategy and financial needs. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update or revise these forward-looking statements, whether as a result of new information, new developments or otherwise.

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*	The Global WLAN Equipment Market 2011-2014, has been prepared based on an in-depth analysis of the market with inputs from industry experts. The report covers the Americas, and the EMEA and APAC regions; it also covers the Global WLAN Equipment market landscape and its growth prospects in the coming years. Infiniti Research Limited, February 2012